Dot Hill Systems: Earnings Teleconference Update NASDAQ: HILL March 14, 2013

Safe Harbor and Non-GAAP Financial Measures During the course of this presentation, we may make forward-looking statements regarding the future events or the future performance including revenue and earnings per share performance of the Company. Actual events or results could differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company’s most recent Form 10-K and Form 10-Q. These documents identify important information and risk factors that could cause actual events or results to differ materially from those contained in any forward-looking statements. 1 NASDAQ: HILL March 2013

A History of Industry Consolidation 2 2007 2008 2009 2010 2011 2012 2013 Pr im a ry Ma rk e t A cc e ss OEM Cha n nel Dir e ct Market Access for Dot Hill is Greatly Expanded 0.7X Estimated Acquisition Enterprise Value as Multiple of Last 12 Months Revenue 6.5X NM $300M 12.3X 6X 4.9X 5.5X 1.5X 12.7X 10X NASDAQ: HILL March 2013 A.BX

Typical OEM Sales Cycle



1-6 months
1-6 months
1-12 months
3-12 months
PHASE 1
PHASE 2
PHASE 3
PHASE 4
PROSPECTS
Product Evaluation
VERBAL AWARD
Contract and SOW
CONTRACT
Customize and Solution Integration
PRODUCT
OEM launch and ramp
REVENUE
CUSTOMERS
Incremental Opportunities

- Length of Cycle is dependent on size of Customer & Customization Requirements
- Phases 1 through 3 largely dependent on Dot Hill Execution; Phase 4 on Customer Execution

March 2013 NASDAQ: HILL 3

Incremental Opportunities & Design Win Pipeline (January 23, 2013) 4 $50M+ NASDAQ: HILL March 2013 2014 Revenue Potential Phases 2-4 will generate revenue in 2013, ramping into 2014. 2014 revenue growth dependent on 2013 execution. Does not depend on new customer wins PHASE 1 PHASE 2 PHASE 3 PHASE 4 $5M $20M Prospect Pipeline Server OEM Media and Entertainment Digital Image Capture and Distribution Telecommunications Oil and Gas Other Big Data

Incremental Opportunities & Design Win Pipeline (March 14, 2013) 5 $50M+ NASDAQ: HILL March 2013 2014 Revenue Potential Phases 2-4 will generate revenue in 2013, ramping into 2014. 2014 revenue growth dependent on 2013 execution. Does not depend on new customer wins PHASE 1 PHASE 2 PHASE 3 PHASE 4 $5M $20M Prospect Pipeline Server OEM Media and Entertainment Digital Image Capture and Distribution Telecommunications Oil and Gas Other Big Data